UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

The Beachbody Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39735	85-3222090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Continental Blvd Suite 400
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 883-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BODI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Financing Agreement Amendment

On October 18, 2024 (the “Closing Date”), The Beachbody Company, Inc. (the “Company”), Beachbody, LLC, a wholly-owned subsidiary of the Company (the “Borrower”), the lenders party thereto, and Blue Torch Finance, LLC (“Blue Torch”), as collateral agent and as administrative agent, entered into that certain Amendment No. 6 to Financing Agreement (the “Sixth Amendment”), which amended the Company’s existing Financing Agreement, dated as of August 8, 2022 (as previously amended, the “Financing Agreement”), by and among the Borrower, the Company and certain subsidiaries of the Borrower, as guarantors, the lenders party thereto from time to time and Blue Torch, as collateral agent and as administrative agent, which provided for a senior secured term loan facility in an original aggregate principal amount of $50.0 million (the “Credit Facility”).

The Sixth Amendment, among other things, amends certain terms of the Financing Agreement, including without limitation, to (i) remove the minimum revenue financial covenant thereunder, (ii) modify the minimum liquidity financial covenant thereunder, such that the minimum liquidity levels shall be (A) $9.5 million at all times from the Closing Date through December 31, 2024 and (B) $13.0 million at all times thereafter through the maturity of the Credit Facility, (iii) include a minimum EBITDA financial covenant thereunder, requiring the Company and its subsidiaries to maintain certain specified Consolidated EBITDA (as defined in the Financing Agreement) levels for each fiscal quarter ending after the Closing Date, (iv) modify the amortization provisions thereunder, to require certain additional principal payments to be made with respect to the outstanding term loans under the Credit Facility, in an aggregate principal amount equal to (A) $3.0 million during the fiscal quarter ending March 31, 2025, (B) $2.0 million during the fiscal quarter ending June 30, 2025, (C) $1.0 million during the fiscal quarter ending September 30, 2025, and (D) $1.0 million during the fiscal quarter ending December 31, 2025, payable in monthly installments, and (v) modify certain financial definitions, reporting covenants and other covenants thereunder.

In connection with the Sixth Amendment, on the Closing Date, the Borrower made a partial prepayment of the term loans under the Credit Facility in an aggregate principal amount of $3.2 million, together with accrued interest thereon, and a related prepayment premium of $40,000.

The foregoing summary of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant Amendment

In connection with the Sixth Amendment, the Company also amended and restated the warrants to purchase 97,482 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), originally issued to affiliates of the lenders and Blue Torch (the “Blue Torch Warrants”) (the “Warrant Third Amendment”). The Warrant Third Amendment amends the exercise price of the Blue Torch Warrants from $9.16 per share of Class A Common Stock to $6.26 per share.

The foregoing summary of the Warrant Third Amendment is qualified in its entirety by reference to the full text of the form of the Third Amended and Restated Warrant to Purchase Stock, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 6 to Financing Agreement, dated as of October 18, 2024 by and among the Company, the Borrower, the lenders party thereto and Blue Torch, as collateral agent and as administrative agent

10.2	Form of Third Amended and Restated Warrant to Purchase Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Beachbody Company, Inc.

Date:	October 21, 2024	By:	/s/ Jonathan Gelfand
Jonathan Gelfand Executive Vice President, Business & Legal Affairs, Corporate Secretary